YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ☒☒☒ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

TCSB BANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on March 13, 2018.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this **X**

Proposal	FOR	AGAINST	ABSTAIN
1. Proposal to approve the Agreement and Plan of Merger, dated as of December 4, 2017, by and between TCSB and Independent Bank Corporation.	☐	☐	☐
2. Proposal to approve the adjournment of the TCSB special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1 listed hereon.	☐	☐	☐

CONTROL NUMBER

Signature________________ ________________ **Signature, if held jointly**________________________ **Date**____________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, personal representative, administrator, trustee, guardian, or corporate officer, please give title as such.

⊠ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ⊠

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TCSB BANCORP, INC.

333 W. Grandview Parkway
Traverse City, MI 49684

The undersigned shareholder(s) hereby appoint(s) Constance A. Deneweth and Ann M. Bollinger, or either of them, as proxies, each with power to appoint her substitute, and hereby authorize(s) each and any of them to represent and to vote all the shares of common stock of TCSB Bancorp, Inc., a Michigan corporation ("TCSB"), held of record by each undersigned shareholder as of February 5, 2018, at the special meeting of the TCSB shareholders to be held on March 14, 2018, or any adjournment of that meeting:

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED BY YOUR PROXIES NAMED ABOVE IN THE MANNER YOU DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

Sign this proxy in the same way that your stock is registered with TCSB (as shown on the other side). Joint tenants should each sign this proxy. Attorneys, personal representatives, executors, administrators, trustees, guardians, and other representatives should indicate their representative capacity. Corporate officers should indicate their title and the corporation's full name. Partners should indicate their capacity and the partnership's full name.

(Continued and to be marked, dated and signed, on the other side)